Exhibit 10.1

LEMONADE, INC.
2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

Lemonade, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”) and the Israeli Appendix for Israeli Taxpayers, as amended from time to time (the “IL Appendix”), hereby grants to the IL Optionee listed below (the “Participant”) an option to purchase the number of Shares set forth below (the “Option”). The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), each of which is incorporated into this Grant Notice by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Exercise Price Per Share:
Total Exercise Price:
Total Number of Shares Subject to Option:
Expiration Date:	The earlier of (i) ten years as of the Grant Date or (ii) the termination, expiration or cancellation of the Option in accordance with the terms of the Plan.
Type of Option:	102 Capital Gains Track
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the IL Appendix, the Agreement and the Grant Notice. Participant has reviewed the Plan, the IL Appendix, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the IL Appendix, the Agreement and the Grant Notice.

LEMONADE, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

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EXHIBIT A
TO STOCK OPTION GRANT NOTICE
STOCK OPTION AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan and the IL Appendix to purchase the number of Shares set forth in the Grant Notice.

Article I.
GENERAL

Article I.Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan, the IL Appendix or the Grant Notice. For purposes of this Agreement,
(1)“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(2)“Company Group” shall mean the Company and its Affiliates.
(3)“Company Group Member” shall mean each member of the Company Group.
(4)“Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.
i.Incorporation of Terms of Plan. Except where this Agreement explicitly states that this Agreement prevails over the Plan, theThe Option is subject to the terms and conditions set forth in this Agreement, the Plan and the IL Appendix, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan, the IL Appendix and this Agreement, the terms of the Plan and the IL Appendix shall control.
ii.Applicable References. All references in this Agreement to Section 102 and the Trustee shall only apply in the event of a 102 Capital Gains Track Grant under this Agreement and shall not apply in the event of a 3(i) Award grant.

Article II.
GRANT OF OPTION

iii.Grant of Option. In consideration of Participant’s past and/or continued employment with or service to any Company Group Member, and for other good and valuable consideration that the Administrator has determined exceeds the aggregate par value of the Shares subject to the Option, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice, the Plan, the IL Appendix and this Agreement, subject to adjustment as provided in Article 12 of the Plan.

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iv.Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.
v.Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Company Group Member. Nothing in the Plan, the IL Appendix, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between any Company Group Member and Participant.
vi.Section 102 Rules and Regulation. With respect to 102 Capital Gains Track Grant, the Participant hereby acknowledges that he or she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Participant accepts and agrees to the provisions of the Trustee engagement form signed between the Company and the Trustee, in the form attached to this Agreement as Schedule A.

Article II.
PERIOD OF EXERCISABILITY

vii.Commencement of Exercisability.
(1)Subject to Participant’s continued employment with or service to a Company Group Member through the applicable vesting date and subject to anything in the Grant Notice, the Plan, the IL Appendix, or this Agreement to the contrary, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(2)Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.
viii.Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
ix.Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(1)The expiration date set forth in the Grant Notice;
(2)Except as the Administrator may otherwise approve, the expiration of six (6) months from the Cessation Date by reason of Participant’s Termination of Service due to death or Disability; and
(3)Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by the Company Group for Cause.
(4)Except as the Administrator may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service for any reason.

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Article II.
EXERCISE OF OPTION

x.Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.
xi.Partial Exercise. Subject to Section 5.5, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
xii.Additional Requirements. In order for the Company to issue Shares upon the exercise of the Option, Participant hereby agrees to sign any and all documents required by any applicable law and/or as reasonably required by the Administrator. Participant further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgements by Participant.
xiii.Compliance with Law. The Company shall not be obligated to issue any Shares upon the exercise of the Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.
xiv.Section 102 Restrictions. With respect to any 102 Capital Gains Track Grant, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Share received upon the exercise of a 102 Capital Gains Track Grant and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Required Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

Article II.
OTHER PROVISIONS

xv.Tax Withholding. Notwithstanding any other provision of this Agreement:
(1)The Company Group and/or the Trustee shall have the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. In the event that the Company Group determine that it is required to withhold any tax as a result of the exercise of this Option, Participant, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company Group to enable it to satisfy all withholding requirements. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:
(a)by a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer made payable to the Trustee and/or to the Company Group Member with respect to which the withholding obligation arises;
(b)by the deduction of such amount from other compensation payable to Participant;

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(2)Participant shall also make arrangements satisfactory to the Group Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option.
(3)Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or Participant), hereunder, shall be borne solely by the Participant. Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed in connection with the Option, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Option. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
(4)The Participant will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of the Option prior to the full payments of the Participant’s tax liabilities arising from the Option which was granted to him or her and/or Shares issued upon the exercise such Option. For the avoidance of doubt, the Company and/or the Trustee shall be required to release any share certificate to the Participant until all payments required to be made by the Participant have been fully satisfied.
(5)The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
xvi.Obligations to the Company. Participant agrees to comply with the terms and conditions of that certain Proprietary Information, Assignment of Inventions Non-Disclosure and Non-Compete Agreement by and between Participant and the Company, which is incorporated by reference herein, and Participant acknowledges and agrees that the grant of the Option shall be in material part in consideration of Participant’s reaffirmation of Participant’s agreement to comply with the covenants set forth therein.
xvii.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 12.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
xviii.Administration. The Administrator shall have the power to interpret the Plan, the IL Appendix, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the IL Appendix, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
xix.Whole Shares. The Option may only be exercised for whole Shares and in no case may a fraction of a Share be purchased.

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xx.Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
xxi.Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement, the Plan and the IL Appendix, including Section 12.2 of the Plan.
xxii.Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address or email address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
xxiii.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
xxiv.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
xxv.Conformity to Securities Laws. Participant acknowledges that the Plan, the IL Appendix, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, the ITO and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, the ITA and any other state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and the IL Appendix shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the IL Appendix, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
xxvi.Amendment, Suspension and Termination. To the extent permitted by the Plan and the IL Appendix, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan and the IL Appendix, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
xxvii.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.6, the Plan and the IL Appendix, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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xxviii.No other Rights. The Participant hereby acknowledges that participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of Participant's normal compensation rights, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of the Option or other Awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of the Award, number of Shares subject to an Award, vesting, and exercise or settlement provisions, as relevant.
xxix.Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.
xxx.Entire Agreement. The Plan, the IL Appendix, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
xxxi.No Obligation to Exercise the Option. The grant and acceptance of the Option imposes no obligation on the Participant to exercise.
xxxii.Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
xxxiii.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
xxxiv.Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

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